Exhibit 99

Contacts:

Media	Investor Relations
Nina Krauss	Mark Macaluso
(704) 627-6035	(973) 455-2222
nina.krauss@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL DELIVERS EARNINGS OF $2.10, AT HIGH END OF GUIDANCE;
RAISES FULL-YEAR SALES, EARNINGS, AND CASH GUIDANCE

•	Reported Sales Down 15% Due to Impact of Spin-Offs; Organic Sales up 5% Driven by Commercial Aerospace, Defense, Process Automation, and Building Technologies

•	Operating Income Margin up 280 Basis Points to 19.1%; Segment Margin up 170 Basis Points to 21.3%

•	Operating Cash Flow of $1.7 Billion; Adjusted Free Cash Flow[1] of $1.5 Billion, Conversion 100%

MORRIS PLAINS, N.J., July 18, 2019 -- Honeywell (NYSE: HON) today announced financial results for the second quarter of 2019 and raised its full-year organic sales, earnings per share, and adjusted free cash flow guidance.
“Honeywell delivered another strong quarter of top-line growth, margin expansion, and adjusted free cash flow. Organic sales grew 5% led by our long-cycle businesses including U.S. and international defense, business and general aviation, and oil and gas. Our long-cycle backlog was up over 10%, which positions us well for the second half of 2019. We also saw robust demand in our short-cycle commercial fire, process automation services and software, and aerospace aftermarket businesses. Segment margin expanded 170 basis points year-over-year, which was 30 basis points above the high end of our guidance. We delivered earnings per share of $2.10, which was up 9%2 Adjusted EPS V% ex-spins excludes 2Q18 after-tax separation costs related to the spin-offs of Resideo and Garrett, the 2Q18 after-tax segment profit contribution from Resideo and Garrett, net of the spin indemnification impacts assuming both indemnification agreements were effective in 2Q18, and 2Q18 adjustments to the 4Q17 U.S. tax legislation charge. adjusted, excluding the impact of the spin-offs, and at the high end of our second-quarter guidance,” said Darius Adamczyk, chairman and chief executive officer of Honeywell. “In the quarter, we repurchased approximately $1.9 billion in Honeywell shares and generated $1.5 billion of adjusted free cash flow1, with conversion of 100%. We remain on a path to deliver approximately 100% conversion for the full year.”
Adamczyk continued, “We are making significant progress in transforming Honeywell into a premier software-industrial company, with connected software sales continuing to grow at a double-digit rate organically. The Honeywell Connected Enterprise foundation is firmly in place, supported by the launch of Honeywell Forge, a
1 Adjusted free cash flow and associated conversion exclude impacts from separation costs related to the spin-offs of $28M.
2 Adjusted EPS V% ex-spins excludes 2Q18 after-tax separation costs related to the spin-offs of Resideo and Garrett, the 2Q18 after-tax segment profit contribution from Resideo and Garrett, net of the spin indemnification impacts assuming both indemnification agreements were effective in 2Q18, and 2Q18 adjustments to the 4Q17 U.S. tax legislation charge.

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Honeywell Q2’19 Results - 2

comprehensive IIoT software solution. Our digitization and supply chain transformation initiatives are underway, which will enhance our commercial efforts and drive continued segment margin expansion. We are pleased with our progress to date.
“Given our first-half performance and our confidence in our ability to continue to deliver for our shareowners even in an uncertain environment, we are raising our full-year earnings per share guidance by 5 cents to a new range of $7.95 to $8.15, and raising our organic sales guidance to a new range of 4% to 6%,” Adamczyk concluded.
A summary of the company’s full-year guidance changes can be found in Table 1.

Second-Quarter Performance
Honeywell sales for the second quarter were down 15% on a reported basis and up 5% on an organic basis. The difference between reported and organic sales primarily relates to the spin-offs of the Transportation Systems business (formerly in Aerospace) and the Homes and ADI Global Distribution business (formerly in Honeywell Building Technologies) as well as the unfavorable impact of foreign currency translation. The second-quarter financial results can be found in Tables 2 and 3.
Aerospace sales for the second quarter were up 11% on an organic basis driven by double-digit growth in business aviation original equipment; continued strength in the U.S. and international Defense and Space business, which grew 20% organically; and commercial aftermarket demand across air transport and business aviation. Segment margin expanded 330 basis points to 25.9%, primarily driven by commercial excellence, higher organic sales volumes, and the favorable impact from the spin-off of the Transportation Systems business in 2018.
Honeywell Building Technologies sales for the second quarter were up 5% on an organic basis driven by ongoing strength in commercial fire products and building management software, and global building solutions projects growth. Segment margin expanded 390 basis points to 20.7% driven by the favorable impact from the spin-off of the Homes and ADI Global Distribution business in 2018.
Performance Materials and Technologies sales for the second quarter were up 4% on an organic basis driven by short-cycle demand in Process Solutions; strong licensing, engineering, and refining catalyst sales growth in UOP; and demand for Solstice® low global warming products in Advanced Materials. Segment margin expanded 140 basis points to 23.5%, primarily driven by productivity net of inflation and commercial excellence.
Safety and Productivity Solutions sales for the second quarter were down 4% on an organic basis driven by lower sales volumes in productivity products due to inventory destocking and fewer large project rollouts, partially offset by demand for gas sensing and detection, and Intelligrated aftermarket and voice solutions growth. Segment margin contracted 420 basis points to 12.3%, primarily driven by lower sales volumes in productivity products and higher sales of lower margin products.

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Honeywell Q2’19 Results - 3

Conference Call Details
Honeywell will discuss its second-quarter results and updated full-year guidance during an investor conference call starting at 8:30 a.m. Eastern Daylight Time today. To participate on the conference call, please dial (888) 394-8218 (domestic) or (323) 701-0225 (international) approximately ten minutes before the 8:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s second-quarter 2019 earnings call or provide the conference code HON2Q19. The live webcast of the investor call as well as related presentation materials will be available through the Investor Relations section of the company’s website (www.honeywell.com/investor). Investors can hear a replay of the conference call from 12:30 p.m. EDT, July 18, until 12:30 p.m. EDT, July 25, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 3915869.

TABLE 1: FULL-YEAR 2019 GUIDANCE

	Previous Guidance	Current Guidance
Sales	$36.5B - $37.2B	$36.7B - $37.2B
Organic Growth	3% - 6%	4% - 6%
Segment Margin	20.7% - 21.0%	20.7% - 21.0%
Expansion	Up 110 - 140 bps	Up 110 - 140 bps
Expansion Ex-Spins[3]	Up 30 - 60 bps	Up 30 - 60 bps
Earnings Per Share	$7.90 - $8.15	$7.95 - $8.15
Earnings Growth Adjusted Ex-Spins[4]	7% - 10%	8% - 10%
Operating Cash Flow	$6.0B - $6.5B	$6.2B - $6.5B
Adjusted Free Cash Flow[5]	$5.5B - $6.0B	$5.7B - $6.0B
Conversion	95% - 100%	98% - 100%

TABLE 2: SUMMARY OF HONEYWELL FINANCIAL RESULTS

	2Q 2018	2Q 2019	Change
Sales	10,919	9,243	(15)%
Organic Growth			5%
Segment Margin	19.6%	21.3%	170 bps
Operating Income Margin	16.3%	19.1%	280 bps
Reported Earnings Per Share	$1.68	$2.10	25%
Adjusted Earnings Per Share Ex-Spins[6]	$1.93	$2.10	9%
Cash Flow from Operations	1,861	1,678	(10)%
Adjusted Free Cash Flow[7]	1,729	1,535	(11)%

3 Segment margin expansion ex-spins guidance excludes sales and segment profit contribution from Resideo and Garrett in 2018.
4 Adjusted EPS V% ex-spins guidance excludes 2018 pension mark-to-market, 2018 after-tax separation costs related to the spin-offs of Resideo and Garrett, and 2018 adjustments to the 4Q17 U.S. tax legislation charge. Also excludes the 2018 after-tax segment profit contribution from the spin-offs, net of spin indemnification impacts assuming both indemnification agreements were effective for all of 2018, of $0.62.
5 Adjusted free cash flow guidance and associated conversion excludes estimated payments of ~$0.3B for separation costs incurred in 2018 related to the spin-offs of Resideo and Garrett.
6 Adjusted EPS ex-spins and adjusted EPS V% ex-spins exclude 2Q18 after-tax separation costs related to the spin-offs of Resideo and Garrett of $346M, and the favorable 2Q18 adjustments to the 4Q17 U.S. tax legislation charge of $12M. Also excludes the 2Q18 after-tax segment profit contribution from the spin-offs, net of spin indemnification impacts assuming both indemnification agreements were effective in 2Q18, of $0.19.
7 Adjusted free cash flow and adjusted free cash flow V% exclude impacts from separation costs related to the spin-offs of $28M in 2Q19 and $67M in 2Q18.

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Honeywell Q2’19 Results - 4

TABLE 3: SUMMARY OF SEGMENT FINANCIAL RESULTS

AEROSPACE	2Q 2018	2Q 2019	Change
Sales	4,058	3,508	(14)%
Organic Growth			11%
Segment Profit	918	907	(1)%
Segment Margin	22.6%	25.9%	330 bps
HONEYWELL BUILDING TECHNOLOGIES
Sales	2,546	1,450	(43)%
Organic Growth			5%
Segment Profit	427	300	(30)%
Segment Margin	16.8%	20.7%	390 bps
PERFORMANCE MATERIALS AND TECHNOLOGIES
Sales	2,698	2,735	1%
Organic Growth			4%
Segment Profit	597	644	8%
Segment Margin	22.1%	23.5%	140 bps
SAFETY AND PRODUCTIVITY SOLUTIONS
Sales	1,617	1,550	(4)%
Organic Growth			(4)%
Segment Profit	2,676	191	(28)%
Segment Margin	16.5%	12.3%	(420) bps

Honeywell (www.honeywell.com) is a Fortune 100 technology company that delivers industry specific solutions that include aerospace products and services; control technologies for buildings and industry; and performance materials globally. Our technologies help everything from aircraft, buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

This release contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this release are as follows: segment profit, on an overall Honeywell basis, a measure by which we assess operating performance, which we define as operating income adjusted for certain items as presented in the Appendix; segment margin, on an overall Honeywell basis, which we define as segment profit divided by sales and which we adjust to exclude sales and segment profit contribution from Resideo and Garrett in 2018, if and as noted in the release; organic sales growth, which we define as sales growth less the impacts from foreign currency translation, and acquisitions and divestitures for the first 12 months following transaction date; adjusted free cash flow, which we define as cash flow from operations less capital expenditures and which we adjust to exclude the impact of separation costs related to the spin-offs of Resideo and Garrett, if and as noted in the release; adjusted free cash flow conversion, which we define as adjusted free cash flow divided by net income attributable to Honeywell, excluding separation costs related to the spin-offs, and adjustments to the 4Q17 U.S. tax legislation charge, if and as noted in the release; and adjusted earnings per share, which we adjust to exclude pension mark-to-market expenses, as well as for other components, such as separation costs related to the spin-offs, adjustments

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Honeywell Q2’19 Results - 5

to the 4Q17 U.S. tax legislation charge, and after-tax segment profit contribution from Resideo and Garrett in the periods noted in the release, net of spin indemnification impacts assuming both indemnification agreements were effective in such periods, if and as noted in the release. The respective tax rates applied when adjusting earnings per share for these items are identified in the release or in the reconciliations presented in the Appendix. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

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Honeywell Q2’19 Results - 6

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Product sales	$6,990	$8,703	$13,703	$16,937
Service sales	2,253	2,216	4,424	4,374
Net sales	9,243	10,919	18,127	21,311
Costs, expenses and other
Cost of products sold (1)	4,848	6,202	9,470	12,107
Cost of services sold (1)	1,246	1,412	2,503	2,698
	6,094	7,614	11,973	14,805
Selling, general and administrative expenses (1)	1,387	1,528	2,750	3,003
Other (income) expense	(305)	(316)	(590)	(584)
Interest and other financial charges	85	95	170	178
	7,261	8,921	14,303	17,402
Income before taxes	1,982	1,998	3,824	3,909
Tax expense	426	718	832	1,177
Net income	1,556	1,280	2,992	2,732
Less: Net income attributable to the noncontrolling interest	15	13	35	26
Net income attributable to Honeywell	$1,541	$1,267	$2,957	$2,706
Earnings per share of common stock - basic	$2.13	$1.70	$4.07	$3.62
Earnings per share of common stock - assuming dilution	$2.10	$1.68	$4.02	$3.57
Weighted average number of shares outstanding - basic	723.2	745.5	726.4	748.0
Weighted average number of shares outstanding - assuming dilution	733.0	755.0	735.9	758.0

(1)
Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, the service cost component of pension and other postretirement (income) expense, and stock compensation expense.

Honeywell Q2’19 Results - 7

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Net Sales	2019	2018	2019	2018
Aerospace	$3,508	$4,058	$6,849	$8,035
Honeywell Building Technologies	1,450	2,546	2,839	4,979
Performance Materials and Technologies	2,735	2,698	5,307	5,232
Safety and Productivity Solutions	1,550	1,617	3,132	3,065
Total	$9,243	$10,919	$18,127	$21,311

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended June 30,		Six Months Ended June 30,
Segment Profit	2019	2018	2019	2018
Aerospace	$907	$918	$1,745	$1,811
Honeywell Building Technologies	300	427	571	843
Performance Materials and Technologies	644	597	1,208	1,116
Safety and Productivity Solutions	191	267	403	498
Corporate	(72)	(64)	(148)	(128)
Total segment profit	1,970	2,145	3,779	4,140
Interest and other financial charges	(85)	(95)	(170)	(178)
Stock compensation expense (1)	(34)	(38)	(75)	(90)
Pension ongoing income (2)	148	250	299	498
Other postretirement income (2)	11	6	23	12
Repositioning and other charges (3,4)	(126)	(266)	(210)	(457)
Other (5)	98	(4)	178	(16)
Income before taxes	$1,982	$1,998	$3,824	$3,909

(1)	Amounts included in Selling, general and administrative expenses.

(2)	Amounts included in Cost of products and services sold and Selling, general and administrative expenses (service costs) and Other income/expense (non-service cost components).

(3)	Amounts included in Cost of products and services sold, Selling, general and administrative expenses, and Other income/expense.

(4)	Includes repositioning, asbestos, and environmental expenses.

(5)	Amounts include the other components of Other income/expense not included within other categories in this reconciliation. Equity income (loss) of affiliated companies is included in segment profit.

Honeywell Q2’19 Results - 8

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$8,225	$9,287
Short-term investments	1,718	1,623
Accounts receivable - net	7,407	7,508
Inventories	4,600	4,326
Other current assets	1,818	1,618
Total current assets	23,768	24,362
Investments and long-term receivables	747	742
Property, plant and equipment - net	5,260	5,296
Goodwill	15,573	15,546
Other intangible assets - net	3,933	4,139
Insurance recoveries for asbestos related liabilities	422	437
Deferred income taxes	259	382
Other assets	7,788	6,869
Total assets	$57,750	$57,773
LIABILITIES
Current liabilities:
Accounts payable	$5,602	$5,607
Commercial paper and other short-term borrowings	3,558	3,586
Current maturities of long-term debt	4,017	2,872
Accrued liabilities	6,717	6,859
Total current liabilities	19,894	18,924
Long-term debt	8,608	9,756
Deferred income taxes	1,722	1,713
Postretirement benefit obligations other than pensions	326	344
Asbestos related liabilities	2,226	2,269
Other liabilities	6,907	6,402
Redeemable noncontrolling interest	7	7
Shareowners’ equity	18,060	18,358
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$57,750	$57,773

Honeywell Q2’19 Results - 9

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$1,556	$1,280	$2,992	$2,732
Less: Net income attributable to the noncontrolling interest	15	13	35	26
Net income attributable to Honeywell	1,541	1,267	2,957	2,706
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	172	193	335	372
Amortization	123	95	221	204
Repositioning and other charges	126	266	210	457
Net payments for repositioning and other charges	(51)	(187)	(85)	(328)
Pension and other postretirement income	(159)	(256)	(322)	(510)
Pension and other postretirement benefit payments	(15)	(8)	(45)	(44)
Stock compensation expense	34	38	75	90
Deferred income taxes	(36)	67	44	114
Other	9	76	5	78
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	(100)	158	98	97
Inventories	(52)	(26)	(273)	(189)
Other current assets	(22)	217	(239)	174
Accounts payable	21	167	(8)	224
Accrued liabilities	87	(206)	(161)	(448)
Net cash provided by (used for) operating activities	1,678	1,861	2,812	2,997
Cash flows from investing activities:
Expenditures for property, plant and equipment	(171)	(199)	(312)	(339)
Proceeds from disposals of property, plant and equipment	8	1	10	3
Increase in investments	(1,048)	(1,204)	(2,274)	(1,787)
Decrease in investments	1,367	1,670	2,163	3,508
Other	110	343	70	220
Net cash provided by (used for) investing activities	266	611	(343)	1,605
Cash flows from financing activities:
Proceeds from issuance of commercial paper and other short-term borrowings	3,796	6,073	7,114	12,749
Payments of commercial paper and other short-term borrowings	(3,796)	(6,823)	(7,115)	(12,152)
Proceeds from issuance of common stock	233	67	378	127
Proceeds from issuance of long-term debt	9	2	29	5
Payments of long-term debt	(71)	(31)	(84)	(1,277)
Repurchases of common stock	(1,900)	(764)	(2,650)	(1,704)
Cash dividends paid	(597)	(560)	(1,203)	(1,116)
Other	(2)	(2)	(32)	(118)
Net cash provided by (used for) financing activities	(2,328)	(2,038)	(3,563)	(3,486)
Effect of foreign exchange rate changes on cash and cash equivalents	(16)	(249)	32	(93)
Net increase (decrease) in cash and cash equivalents	(400)	185	(1,062)	1,023
Cash and cash equivalents at beginning of period	8,625	7,897	9,287	7,059
Cash and cash equivalents at end of period	$8,225	$8,082	$8,225	$8,082

Honeywell Q2’19 Results - 10

Honeywell International Inc.
Reconciliation of Organic Sales % Change (Unaudited)

Three Months Ended June 30, 2019
Honeywell
Reported sales % change	(15)%
Less: Foreign currency translation	(2)%
Less: Acquisitions, divestitures and other, net	(18)%
Organic sales % change	5%

Aerospace
Reported sales % change	(14)%
Less: Foreign currency translation	—%
Less: Acquisitions, divestitures and other, net	(25)%
Organic sales % change	11%

Honeywell Building Technologies
Reported sales % change	(43)%
Less: Foreign currency translation	(2)%
Less: Acquisitions, divestitures and other, net	(46)%
Organic sales % change	5%

Performance Materials and Technologies
Reported sales % change	1%
Less: Foreign currency translation	(3)%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	4%

Safety and Productivity Solutions
Reported sales % change	(4)%
Less: Foreign currency translation	(2)%
Less: Acquisitions, divestitures and other, net	2%
Organic sales % change	(4)%

We define organic sales percent as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation, and acquisitions, net of divestitures. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for forward-looking measures of organic sales percent change because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.

Honeywell Q2’19 Results - 11

Honeywell International Inc.
Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,
	2019	2018
Segment profit	$1,970	$2,145
Stock compensation expense (1)	(34)	(38)
Repositioning, Other (2,3)	(137)	(279)
Pension and other postretirement service costs (4)	(37)	(51)
Operating income	$1,762	$1,777
Segment profit	$1,970	$2,145
÷ Net sales	$9,243	$10,919
Segment profit margin %	21.3%	19.6%
Operating income	$1,762	$1,777
÷ Net sales	$9,243	$10,919
Operating income margin %	19.1%	16.3%

(1)	Included in Selling, general and administrative expenses.

(2)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.

(3)	Included in Cost of products and services sold, Selling, general and administrative expenses and Other income/expense.

(4)	Included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q2’19 Results - 12

Honeywell International Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share and Adjusted Earnings per Share Excluding Spin-off Impact (Unaudited)

	Three Months Ended June 30,		Twelve Months Ended December 31,
	2019	2018	2018
Earnings per share of common stock - assuming dilution (1)	$2.10	$1.68	$8.98
Pension mark-to-market expense	—	—	0.04
Separation costs (2)	—	0.46	0.97
Impacts from U.S. Tax Reform	—	(0.02)	(1.98)
Adjusted earnings per share of common stock - assuming dilution	$2.10	$2.12	$8.01
Less: EPS, attributable to spin-offs		0.19	0.62
Adjusted earnings per share of common stock - assuming dilution, excluding spin-off impact		$1.93	$7.39

(1) For the three months ended June 30, 2019 and 2018, adjusted earnings per share utilizes weighted average shares of approximately 733.0 million and 755.0 million. For the twelve months ended December 31, 2018, adjusted earnings per share utilizes weighted average shares of approximately 753.0 million.

(2) For the three months ended June 30, 2018, separation costs of $354 million ($346 million net of tax) includes $291 million of tax costs we incurred in the restructuring of the ownership of various legal entities in anticipation of the spin-off transactions ("frictional tax costs") and $63 million ($55 million net of tax) of other separation costs. For the twelve months ended December 31, 2018, separation costs of $732 million including net tax impacts.

We believe adjusted earnings per share, excluding spin-off impact, is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q2’19 Results - 13

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow and Calculation of Adjusted Free Cash Flow Conversion (Unaudited)
(Dollars in millions)

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018
Cash provided by operating activities	$1,678	$1,861
Expenditures for property, plant and equipment	(171)	(199)
Free cash flow	1,507	1,662
Separation cost payments	28	67
Adjusted free cash flow	$1,535	$1,729
Net income attributable to Honeywell	$1,541	$1,267
Separation costs, includes net tax impacts	—	346
Adjustments to 4Q17 U.S tax legislation charge	—	(12)
Adjusted net income attributable to Honeywell	$1,541	$1,601
Cash provided by operating activities	$1,678	$1,861
÷ Net income (loss) attributable to Honeywell	$1,541	$1,267
Operating cash flow conversion	109%	147%
Adjusted free cash flow	$1,535	$1,729
÷ Adjusted net income attributable to Honeywell	$1,541	$1,601
Adjusted free cash flow conversion %	100%	108%

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Honeywell Q2’19 Results - 14

Honeywell International Inc.
Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)
(Dollars in millions)

Twelve Months Ended December 31, 2018
Segment profit	$8,190

Stock compensation expense (1)	(175)
Repositioning, Other (2,3)	(1,100)
Pension and other postretirement service costs (4)	(210)

Operating income	$6,705

Segment profit	$8,190
÷ Net sales	$41,802
Segment profit margin %	19.6%

Operating income	$6,705
÷ Net sales	$41,802
Operating income margin %	16.0%

(1)	Included in Selling, general and administrative expenses.

(2)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.

(3)	Included in Cost of products and services sold, Selling, general and administrative expenses and Other income/expense.

(4)	Included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of segment profit margin, on an overall Honeywell basis, to operating income margin has not been provided for all forward-looking measures of segment profit margin included herewithin, however, operating income margin is expected to be up 210 to 240 bps in 2019 full year, with the differences between segment profit margin and operating income margin driven by expected full year stock compensation expense, repositioning and other, and pension and other postretirement service costs.

Honeywell Q2’19 Results - 15

Honeywell International Inc.
Calculation of Segment Profit Excluding Spin-off Impact and Segment Margin Excluding Spin-off Impact
(Dollars in millions)

Twelve Months Ended December 31, 2018
Segment profit	$8,190
Spin-off impact (1)	(1,011)
Segment profit excluding spin-off impact	$7,179

Sales	$41,802
Spin-off impact (1)	(6,551)
Sale excluding spin-off impact	$35,251

Segment profit margin % excluding spin-off impact	20.4%

(1)
Amount computed as the portion of Aerospace and Honeywell Building Technologies segment profit and sales in the applicable prior year period for Transportation Systems and Homes and Global Distribution spin-off businesses.

Honeywell Q2’19 Results - 16

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow (Unaudited)

Twelve Months Ended December 31, 2019(E) ($B)
Cash provided by operating activities	~$6.2 - $6.5
Expenditures for property, plant and equipment	~(0.8)
Free cash flow	~5.4 - 5.7
Separation cost payments	~0.3
Adjusted free cash flow	~$5.7 - $6.0

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.